UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Silicon Graphics, Inc. (the “Company”), has dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and engaged McGladrey & Pullen LLP (“McGladrey”) as its new independent registered public accounting firm, subject to final completion of McGladrey’s client acceptance procedures. As described in the third paragraph of Item 4.01(a) below, the change in independent registered public accounting firms is not the result of any disagreement with KPMG.

Item 4.01(a)	Previous Independent Accountants

(i)	On September 25, 2008, the Company dismissed KPMG as its independent registered public accounting firm.

(ii)	The audit reports of KPMG on the consolidated financial statements as of and for the fiscal year ended June 27, 2008 and for the nine months ended June 29, 2007 (Successor Company) and the three months ended September 29, 2006 (Predecessor Company), did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the reference to the adoption of fresh-start reporting as detailed below:

KPMG’s report on the consolidated financial statements as of and for the fiscal year ended June 27, 2008 and for the nine months ended June 29, 2007 (Successor Company) and the three months ended September 29, 2006 (Predecessor Company), contained a separate paragraph stating that “As discussed in Note 24 to the consolidated financial statements, on September 19, 2006, the United States Bankruptcy Court for the Southern District of New York confirmed the Company’s Plan of Reorganization (the Plan). The Confirmation Order became a final order on September 29, 2006 and the Company emerged from Chapter 11 on October 17, 2006. In connection with its emergence from Chapter 11, the Company adopted fresh-start reporting pursuant to Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code as of September 29, 2006 as further described in Note 3 to the consolidated financial statements. As a result, the consolidated financial statements of the Successor Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.”

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of June 27, 2008 and June 29, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that Silicon Graphics, Inc. did not maintain effective internal control over financial reporting as of June 29, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria. Such material weakness was related to the accounting for income taxes.

(iii)	On September 24, 2008, the Company’s Audit Committee approved the change of independent accountants.

(iv)	In connection with their audits for the fiscal year ended June 27, 2008 and for the nine months ended June 29, 2007 and the three months ended September 29, 2006 and in the subsequent interim periods, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their reports on financial statements for such years.

(v)	During the fiscal year ended June 27, 2008, the nine months ended June 29, 2007 and the three months ended September 29, 2006 and in the subsequent interim periods, there have been no reportable events, except that KPMG advised Silicon Graphics, Inc. of a material weakness related to the accounting for income taxes that existed at June 29, 2007 as detailed in paragraph (ii) above.

A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

Item 4.01(b)	New Independent Accountants

On September 25, 2008, the Company engaged McGladrey as the Company’s independent registered public accounting firm, subject to final completion of McGladrey’s client acceptance procedures, for the fiscal year ending June 26, 2009, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with, and including, the quarter ended September 26, 2008. The Audit Committee made the decision to engage McGladrey. The Company has not consulted with McGladrey during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

In deciding to select McGladrey, the Audit Committee considered McGladrey’s experience and expertise in auditing the financial statements of public companies. The Audit Committee concluded that McGladrey has no commercial relationship that would impair its independence and had the appropriate expertise that the Company required regarding its current operations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG, dated September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 30, 2008	By:	/s/ Kathy Lanterman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG, dated September 29, 2008

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